EXHIBIT 10.4

                     LEASE AGREEMENT WITH CITY CENTRE, LLC

                    LEASE FOR INDUSTRIAL/MANUFACTURING SPACE


         THIS INDENTURE OF LEASE made and entered into this 1st day of January, 2005 by and between CITY CENTRE, L.L.C., a Wisconsin limited liability company, party of the first part, and hereinafter referred to as "City Centre" or "Landlord," and TOWER TECH SYSTEMS, INC., a Wisconsin corporation, party of the second part, and hereinafter referred to as "Tenant."

                                   WITNESSETH:

         Landlord, for and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by the Tenant, demises and leases unto the Tenant, and the Tenant does hereby hire and rent from the Landlord, the premises hereinafter described, for the period, at the rental, and upon the terms and conditions hereinafter specifically set forth.

         1. DESCRIPTION OF PREMISES. The demised premises is situated at 101 S. 16th Street, in the City of Manitowoc, Wisconsin, said manufacturing facility known as Buildings #231, #232, #233, #234, #217, #202, #207, and #218 having an area of approximately 138,186 square feet, together with right of ingress and egress to and from said buildings, the right in common with other tenants of said building to the use of the common areas of the building. Tenant shall also have the right to use and occupy an area adjacent to the #101 S. 16th Street complex for employee parking (not greater than sixty (60) cars.) Said premises are sometimes referred to herein as "demised premises".

         2. TERM OF LEASE. The original term of this lease shall commence on January 1, 2005, and end at midnight on December 31, 2009. The tenant is granted five (5) options to renew this lease. Each option is for five (5) years beginning at the end of the lease period just ended. The tenant must give a six
(6) month written notice prior to the end of any lease period stating that the tenant wishes to exercise the next option period. The rent during any option period shall be the base rent ($33,319.83) per month times the increase in the rate of inflation based on the Consumers Price Index (CPI) for each year past.



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         3. RENTAL. The Tenant shall pay to the Landlord at 980 Maritime Drive,
Suite 6 Manitowoc, Wisconsin, 54220, or at such other place as the Landlord shall from time to time designate in writing, rental computed as follows:

            (a) DURING THE FIRST LEASE YEAR.

         Building:           Square Footage   $ per sq ft.      Effective Date

         # 231    -           36,000          $  3.00           Jan. 1, 2005
         # 232    -           25,200             "              "         "
         # 233    -           13,500             "              "         "
         # 234    -            6,880             "              "         "
         # 217    -           19,720             "              "         "
                              ------
         Sub-Total           101,300

         # 202                25,110          $  3.00           Aug.  1, 2005
         # 207/218            11,776          $  1.75           Aug.  1, 2005
                              ------
         Total               138,186


The Accrued Rent per month from January 1, 2005 through July 31, 2005 amounts to $25,325.00 per month or a total of $177,275. Effective August 1, 2005 the rent will be $33,319.83 or annually $399,837.99. This annual rent is a base year rent which includes 100% of the base year Real Estate taxes and building insurance
(2004). This annual rent is based on the production of 100 Towers each year. City Centre LLC will receive an additional $ 3,800.00 per tower for towers #101 through #150 produced each fiscal year of the Lease. During any option for renewal period, the $3,800.00 per tower for the additional towers will be increased by the Consumer Price Index (CPI) for each year of the previous five
(5) year period--just as same as the base rent is adjusted.

            (b) ADDITIONAL RENT. Any other obligations of the Tenant contained herein shall be considered additional rent and shall be paid as the same becomes due.

            (c) PENALTY FOR LATE RENT. Should Tenant pay rent later than the seventh (7th) day of any month during the term of this lease, the Tenant agrees to pay a late fee of One Hundred Dollars ($100.00) per day.

         4. USE OF PREMISES. The demised premises shall be used by the Tenant for the manufacturing of heavy industrial weldments.

         5. OBLIGATIONS OF LANDLORD.

            (a) MAINTENANCE AND REPAIR. Landlord, at its expense, shall maintain the roof of the building and outside walls in good condition of repair and maintenance, and shall keep and maintain the



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exterior of said building and the common areas in good, sightly, and reasonably attractive condition as they are currently in. Provided, however, that the Landlord shall not be obligated and the Tenant shall be obligated to make any repairs made necessary by the fault or negligence of the Tenant, its employees, clients, or invitees, unless such repairs are covered by the Landlord's or Tenant's insurance contracts, in which case the Tenant shall only be responsible for the costs of repair in excess of the proceeds of the Landlord's or Tenant's insurance contract.

            (b) GUARANTEE OF TENANT'S PEACEFUL POSSESSION. If and while the Tenant shall and does perform all and singular the covenants herein agreed to be performed by the Tenant, the Landlord shall and does hereby warrant and defend the Tenant in the enjoyment and peaceful possession of said premises during the term of this lease or any renewal thereof.

            (c) INSURANCE COVERAGE. During the term of this lease or any renewal thereof, the Landlord shall procure and maintain, at its expense, fire insurance with extended coverage endorsement, and with such co-insurance clause as the Landlord may determine covering the demised premises, and in an amount in Landlord's sole discretion covers Landlord's investment in said building. Provided, however, that the Landlord shall not be obligated to insure the fixtures furnished and other equipment installed in the premises by the Tenant and/or owned by the Tenant. The Landlord shall carry adequate public liability insurance covering its ownership of said premises, and shall carry adequate public liability insurance covering said building, parking lot, sidewalks, and other common areas.

            (d) REAL PROPERTY TAXES. Year 2004 Real Estate Taxes (ending 12/31/04) shall be considered the "Base Year Taxes". Landlord will pay that portion of Tenant's real estate tax liability each year. Each subsequent year, Tenant shall pay twenty three and .12 (23.12%) per cent of any increase over the base year real estate taxes and special improvement taxes assessed or levied. Said payment is



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due within thirty (30) days of receipt of said bill against the entire property known as the City Centre Peninsula and Wollmer Street property.

            (e) REMOVAL OF SNOW. Tenant, at its expense, shall keep the sidewalks, doorways, loading and parking area, and any material storage areas reasonably free of ice and snow.

         6. OBLIGATIONS OF TENANT.

            (a) PAYMENT OF RENTALS. The Tenant shall pay at the time and in the manner heretofore specified the rents herein reserved and such rental shall be payable at 980 Maritime Drive, Suite 6, Manitowoc, Wisconsin, 54220, or at such other place as the Landlord shall from time to time designate in writing.

            (b) HEATING, COOLING & ELECTRICAL. The Tenant shall provide, install and maintain the necessary facilities and equipment to provide heating and cooling for the demised premises as Tenant deems necessary. The Tenant shall pay for all energy costs for heating and cooling the demised premises. Tenant shall also provide and maintain the necessary electrical facilities and services as required by Tenant's business at Tenant's expense.

            (c) UTILITIES. The Tenant shall pay for all electric power, sewer, and water consumed upon the demised premises for any purpose whatsoever. Separate electric meters shall be installed by the Tenant so as to accurately meter electric current consumed on the demised premises. Tenant shall be obligated to install, maintain and replace all required lighting fixtures and bulbs.

            (d) INTERIOR DECORATING. Tenant, at its expense, shall keep the demised premises clean and neat and in a reasonably attractive condition. All decorations of the demised premises other than the original decorations shall be at the Tenant's expense. Tenant may also renovate the exterior of the premises with the permission of the Landlord.


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            (e) MAINTENANCE OF INTERIOR. Tenant, at its expense, shall maintain the interior of the premises, including all walls, floors, ceilings, hallways and bathrooms. Tenant shall keep said demised premises neat, clean and orderly, providing the staff necessary to keep the premises in the condition required in this lease.

            (f) PERSONAL PROPERTY TAXES. Tenant shall, at its expense, pay all personal property taxes when said taxes are due.

            (g) ADDITIONAL OUTSIDE AREAS. All other outside areas utilized by enant shall be maintained by Tenant throughout the term of this lease.

            (g.1) CRANES. Tenant shall have the obligation to repair and maintain the five (5) overhead cranes in the premises at Tenant's cost. Tenant will keep both cranes in good operating condition throughout the term of this lease and the same will be in good operating condition on the last day of this lease.

            (h) SIGNS. Tenant shall have the right to erect a sign on the exterior portion of the building, and also a small sign in the lobby or common area of the building, provided, however, that any such sign and its location shall first be approved by Landlord prior to installation.

            (i) SURRENDER POSSESSION ON TERMINATION OF LEASE. Tenant, upon termination of this lease, in any manner, will surrender to Landlord possession of the demised premises in good condition and repair, ordinary wear and tear excepted, and loss through fire and other insurable risk excepted, and will deliver up the keys to the Landlord. Should Tenant holdover with or without Landlord's consent, this lease shall continue under the same terms and conditions contained herein, but shall become a month-to-month tenancy.

            (j) USE OF PREMISES. Tenant shall not allow said premises to be used for any purpose that will increase the rate of insurance thereon, nor for any purpose other than that of preparation of and distribution of steel products, nor shall Tenant permit said premises to be used for any unlawful or immoral purposes or for any purpose that will injure the reputation of the premises, and Tenant will not use or keep


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in or about the premises any article or item which would in any way affect the validity of the standard fire insurance policy of the State of Wisconsin.

            (k) ALTERATIONS. Tenant shall not permit any alterations of or upon any part of the demised premises except with the written consent of Landlord, which consent shall not unreasonably be withheld. All alterations and additions to the demised premises made by Tenant shall remain for the benefit of Landlord, unless otherwise provided in said consent.

            (l) PERMIT NO MECHANIC'S LIENS. Tenant shall promptly pay for any work done in or about the premises contracted by him, and will not permit or suffer any mechanic's liens to attach to the premises as a result thereof, and shall promptly cause any claim for any such lien to be released, or to secure the Landlord to its satisfaction in the event the Tenant desires to contest any such claim.

            (m) LANDLORD'S ACCESS. The Tenant shall allow the Landlord or his agents or employees access to the demised premises at all reasonable times, and in the event of an emergency for the purpose of examining the premises or to make any needful repairs or alterations of the demised premises. During the last six (6) months of the term of this lease or any renewal term, the Landlord may show the demised premises to prospective tenants, provided such showing does not unreasonably interfere with the Tenant's use of the demised premises. Landlord shall, as an accommodation to other Tenants, have unlimited access to all systems for maintenance, alterations and improvements thereto.

            (n) TERMINATION ON BANKRUPTCY. If the Tenant shall be adjudged bankrupt, or if a judgment is rendered against the Tenant in such an amount as to render Tenant insolvent and incapable of meeting the obligations hereunder, and such judgment or order is not appealed from, or if the Tenant shall make an assignment for the benefit of creditors, or a receiver shall be appointed for him by a court of competent jurisdiction and said order appointing receiver is not appealed from by the Tenant, this lease shall immediately terminate, and the Landlord shall have the right to recover the premises. Provided, however, if in any of such events Tenant is not in default under the terms of this lease, the Landlord may not terminate this lease and may not recover the premises.



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            (o) TENANT'S INSURANCE. The Tenant agrees to carry and pay the premiums for public liability insurance, insuring itself and the Landlord against injury to property, person, or loss of life arising out of the use and occupancy of the demised premises, with limits of at least $500,000 property damage, $2,000,000 for one person, and $6,000,000 for any number of persons injured or killed in any one accident, and shall furnish to the Landlord as may be requested from time to time, a certificate of said insurance. Such policies of insurance must be written with insurance carriers approved by Landlord (said approval not to be unreasonably withheld) and shall not be canceled, discontinued, or altered without ten (10) days' written notice to the Landlord. Such policies of insurance shall consent to the waiver of subrogation hereinabove set forth.

            (p) HAZARDOUS SUBSTANCES - REPORTABLE USES.

                   (1) HAZARDOUS SUBSTANCES. Defined: "Hazardous Substances" means any material or substance; (i) defined as a "hazardous substance" pursuant to the Comprehensive Environmental response. Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and amendments thereto and regulations promulgated thereunder, to the extent such amendments and regulations are in effect on the Execution Date, (ii) containing gasoline, oil, diesel fuel or other petroleum products, (iii) defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and amendments thereto and regulations promulgated thereunder, to the extent such amendments and regulations are in effect on the Execution Date, (iv) containing polychlorinated byphenyles (PCB's); (v) containing asbestos; (vi) radioactive;
(vii) biologically dangerous, or (viii) the presence of which requires investigation, reporting or remediation under any federal, state or local statute, regulation, ordinance or policy or which is defined as a "hazardous waste" or "hazardous substance") under any federal, state or local statute, regulation or ordinance in effect on the Execution Date, and any toxic, explosive, corrosive or otherwise hazardous substance, material or waste, which is regulated by any federal, state or local governmental authority.



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                   (2) REPORTABLE USES REQUIRE CONSENT. The term "Hazardous
Substance" as used in this lease shall mean in addition to those items stated above in Paragraph 6(p)(1), any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be on the premises is either (i) potentially injurous to the public health, safety or welfare, the environmental or the premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express written consent of Lessor (consent not to be unreasonably withheld) and compliance in a timely manner (at Lessee's sole cost and expense) with all applicable law.

                   (3) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage container brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligation shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration of earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

         7. GENERAL PROVISIONS.


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            (a) If the building of which the demised premises are a part shall be totally destroyed or damaged by fire, the elements, or other cause, either party hereto shall have the option to terminate this lease by giving to the other party written notice of termination within thirty (30) days after such destruction. If neither party elects to terminate this lease, the Landlord shall rebuild, reconstruct, or repair the premises as closely as reasonably possible to their original condition. Said rebuilding, reconstruction, or repairing shall commence immediately after proper adjustment is made by the Landlord's insurers, and in any event, within ninety (90) days after the destruction, and shall be completed as expeditiously as possible.

            (b) If the building of which the demised premises are a part is partially destroyed by fire, elements, or other cause partially destroyed for purposes of this lease being defined as twenty-five percent (25%) of the building's appraised value or less, the Landlord shall repair and rebuild the premises as reasonably close to their original condition as possible. Such repairing and rebuilding shall commence immediately after proper adjustment is made upon the Landlord's insurance contracts, or in any event, within thirty
(30) days after the destruction, and shall be completed as expeditiously as possible.

            (c) If during the term of this lease or any renewal term the demised premises shall be so damaged by fire, the elements, or other cause not attributable to the Tenant, so as to make the demised premises completely untenantable by the Tenant, then and in that event the rent shall completely abate until the premises have been so restored, so that the Tenant may again occupy the same for the carrying on of his profession. If a part of the demised premises are rendered untenantable, the rent shall be prorated on a per diem basis and apportioned in accordance with the part of the premises which is usable by the Tenant until the damaged part is again ready for Tenant's occupancy.

            d) In all cases, allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's reasonable control.

         8. LANDLORD'S REMEDIES. All rights and remedies of the Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law, to-wit:


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            (a)  If the Tenant defaults in any payment of rent, and such default continues for fifteen (15) days after Landlord's notice thereof to Tenant, or if Tenant defaults in the prompt and full performance of any other provision of this lease, the Landlord, at his option, may terminate this lease and Tenant's right to possession of the demised premises. Landlord shall not be required to provide more than two (2) written notices of default during each "lease year" of this lease. After the cure of the second notice of default hereunder, Tenant shall be deemed to know when Tenant is in default and no additional notice is required. Lease year shall be defined as each period of time falling between May 1st and April 30th during the term of this lease.

            (b) Upon any termination of this lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the lease, Tenant shall surrender possession and vacate the premises immediately and deliver possession thereof to Landlord, and the Tenant hereby grants to the Landlord free and full license to enter into and upon the demised premises in any such event, with or without process of law, and to repossess the premises, and to expel or remove Tenant or any others who may be occupying or within the premises, and to remove any and all property therefrom, using such force as may be necessary without being deemed guilty of trespassing, eviction, or forcible entry or detainer, and without releasing Landlord's rights to rent or any other right given to the Landlord by this lease or by operation of law.

            (c) If the Tenant abandons the premises or otherwise entitles Landlord so to elect to terminate, and Landlord elects to terminate Tenant's right to possession only, without terminating the lease, Landlord may at Landlord's option, enter into the premises, remove Tenant's property and other evidences of tenancy, and take and hold possession thereof without such entry and possession terminating the lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the rent hereunder for the full term. Upon and after entry into possession without termination of this lease, Landlord shall use its best effort to relet the premises or any part thereof for the account of Tenant to any person, firm, or corporation other than Tenant for such rent, for such time and upon such terms as



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Landlord in Landlord's sole discretion shall determine. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs in or to the premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the rent reserved in this lease, together with the costs of repairs, redecorating, and Landlord's expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand; and if the consideration so collected from any such reletting is more than sufficient to pay the full amount of the rent reserved herein, together with the costs and expenses of Landlord, Landlord, at the end of the stated term of the lease, shall account for the surplus to Tenant.

         9. ASSIGNMENT OR SUBLETTING. The Tenant may not assign this lease, or sublet all or any portion of the demised premises without the written consent of the Landlord.

         10. LANDLORD'S INSURER NOT SUBROGATED AGAINST TENANT. Nothing in this lease shall be construed so as to authorize or permit the Landlord's insurer or insurers to be subrogated to any of the Landlord's rights against the Tenant and arising under this lease.

         11. SAVE HARMLESS CLAUSE - TENANT.

             The Tenant agrees that it will at all times protect, indemnify, save, and keep harmless the Landlord against and from any and all claims arising out of or from any accidents or other occurrences on or about the demised premises causing injury to any person or persons or property, whomsoever or whatsoever and due directly or indirectly to negligent use of the demised premises or any part thereof by said Tenant, its employees, agents, or invitees.

         12. EARLY TERMINATION BY LANDLORD. Landlord may, with a one hundred twenty (120) day notice, terminate this lease with Tenant providing the Landlord pays Tenant three (3) months rent as a termination of lease penalty. Should there be fewer than three (3) months remaining of Tenant's



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lease upon Tenant's receipt of said sixty (60) day notice, Landlord shall be responsible to pay Tenant only for the one or two months remaining on the lease term.

         13. LANDLORD'S RIGHT TO MORTGAGE. The Tenant's rights under this lease are and shall always be subordinate to the lien of any mortgage or mortgages now or hereafter placed upon the land and building of which the demised premises are a part, and to all advances hereafter made from time to time upon the security thereof, provided, however, that as long as the tenant is not in default under the terms of this lease, it may continue in possession of the demised premises under the terms of this lease. Tenant shall cooperate with the Landlord in furnishing any information Landlord's mortgagee shall reasonably request.

         14. PARTIES BOUND. Each provision hereof shall extend to and shall, as the case might require, bind and inure to the benefit of the Landlord and Tenant and their respective heirs, legal representatives, successors, and assigns, provided that this lease shall not inure to the benefit of any assignee, transferee, or successor of the Tenant except upon the written consent of the Landlord.

         15. LANDLORD'S LIABILITY FOR DAMAGES. The Landlord shall not be liable for any damage to any property at any time stored or kept in said premises or building from water, rain, snow or flooding which may leak, issue, or flow from or into any part of said building, which is Landlord's responsibility to repair, unless previous written notice shall have been given by Tenant to Landlord of the necessity of the repairs, and Landlord has unreasonably delayed making repairs.

         16. NOTICES. Any notice required or permitted under this lease shall be deemed sufficiently given or served if sent by registered mail to Tenant and to Landlord at the address then fixed for the payment of rent, and either party may by like notice at any time and from time to time, designate a different address to which notices shall be sent. Notices given in accordance with these provisions shall be deemed received when mailed.

         17. MISCELLANEOUS. No waiver of any default by Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is



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repeated and no express waiver shall affect any default other than the default specified in the express waiver, and then only for the time and to the extent therein stated. One or more waivers of any covenant, term, or condition of this lease by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term, or condition. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions. The laws of the State of Wisconsin shall govern the validity, performance, and enforcement of this lease. The headings of the several paragraphs contained herein are for convenience only and do not define, limit, or construe the contents of such articles. The necessary grammatical changes required to make the provisions apply to individuals, singular or plural, males or females, corporations or partnerships, shall be in each case assumed as though in each case expressed.

         18. DEFAULT OF EITHER PARTY. If either party hereto should be in default under any provisions of this lease (except in the payment of rent as aforesaid) the other party, prior to exercising any option arising upon such default, and the defaulting party shall have thirty (30) days in which to remedy such default, unless a shorter time be provided elsewhere in this lease, in which case the shorter time shall apply; provided, however, that if any such default cannot be remedied by the defaulting party with reasonable diligence within said thirty (30) days, the defaulting party may have such additional time as may, under the circumstances, be reasonably necessary to remedy such default; provided, further, that this option shall not apply to the payment of any rent reserved hereunto the Landlord.

         19. SEVERABILITY. If any portion of this agreement shall be found to be illegal, invalid, or have the enforcement of its terms otherwise restricted by a court of competent jurisdiction, the remainder of this agreement shall nevertheless remain in full force and effect.

         20. AUTHORITY. All persons executing this document warrant and represent that they have the appropriate corporate or organizational authority required to bind the parties to this lease.

LANDLORD:                                TENANT:

CITY CENTRE, L.L.C.                      TOWER TECH SYSTEMS, INC.

By: /s/ CHRISTOPHER C. ALLIE             By:  /s/ TERENCE P. FOX
   ---------------------------------        ------------------------------------
   Christopher C. Allie                     Terence P. Fox






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